COVANCE INC.

                           DEFERRED COMPENSATION PLAN
                                  FOR DIRECTORS

                           Effective December 3, 1996
                 -----------------------------------------------


Section 1. Effective Date
-------------------------

The effective date of the Plan is December 3, 1996.

Section 2. Eligibility
----------------------

Any Director of Covance Inc. (the "Company") who is not an officer or employee of the Company or a subsidiary thereof is eligible to participate in the Plan.

Section 3. Deferred Compensation Accounts
-----------------------------------------

There shall be established for each participant a deferred compensation account or accounts in the participant's name.

Section 4. Amount of Deferral
-----------------------------

A participant may elect to defer receipt for any year of either (a) all of the compensation payable to the participant for serving on the Board of Directors of the Company and Committees of the Board of Directors or (b) only the retainer (basic annual fee) payable to the participant for membership on such Board.

Section 5. Investment of Deferred Amounts
-----------------------------------------

(a) General. A participant may designate, in increments of 10%, the compensation to be deferred or compensation already deferred to be allocated to a cash account and a market value account or any combination of such accounts. Any change in such designation may be made no later than the 15th day of each March, June, September and December during the deferral period to be effective on the date next following such notification that compensation would have been paid in accordance with the Company's normal practice but for the election to defer.


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(b)  Cash Account. The amount, if any, in the participant's deferred compensation cash account shall be credited with interest, to be compounded quarterly, calculated prospectively at a rate equal to the prime rate in effect on the date compensation would have been paid in accordance with such practice on the first day of each January, April, July and October during the deferral period.

(c) Market Value Account. The amount, if any, in or allocated to the participant's deferred compensation market value account on each date compensation would have been paid in accordance with the Company's normal practice but for the election to defer shall be expressed in units, the number of which shall be equal to such amount divided by the closing price of shares of the Company's Common Stock on the New York Stock Exchange (hereinafter referred to as "Market Value") on such date or on the trading day next preceding such date if such date is not a trading day. On each date that the Company pays a regular cash dividend on shares of its Common Stock outstanding, the participant's account shall be credited with a number of units equal to the amount of such dividend per share multiplied by the number of units in the participant's account on such date divided by the Market Value on such dividend date or on the trading day next preceding such date if the dividend payment date is not a trading day. The value of the units in the participant's market value account on any given date shall be determined by reference to the Market Value on such date.

(d) Recapitalization. The number of units in the participant's market value account shall be proportionally adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company, or any distribution or spin-off of assets (other than cash) to the stockholders of the Company.

Section 6. Period of Deferral
-----------------------------

A participant may elect to defer receipt of compensation either (a) until a specified year in the future or (b) until the participant's termination of service as a Director of the Company. If alternative (a) is elected, actual payment will be made or will commence within sixty days after the beginning of the year specified. If alternative (b) is elected, payment will be made or will commence within sixty days after termination of services as a Director of the Company.


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Section 7. Form of Payment
--------------------------

A participant may elect to receive the compensation deferred under the Plan in either (a) a lump sum or (b) a number of annual installments as specified by the participants. All amounts in the participant's cash and market value accounts shall be paid in cash.

Section 8. Death or Disability Prior to Receipt
-----------------------------------------------

In the event that a participant dies or becomes totally and permanently disabled prior to receipt of any or all of the amounts payable to the participant pursuant to the Plan, any amounts remaining in the participant's deferred compensation account may be paid to his estate or personal representative in a lump sum within sixty (60) days following the Company's notification of the participant's death or disability.

Section 9. Time of Election of Deferral
---------------------------------------

Effective January 1, 1997 the period commencing January 1 and ending December 31 of each year shall be the Plan Year.

An election to defer compensation may be made by a nominee for election as a Director prior to, or concurrently with the nominee's election for, the term for which the nominee is being elected, and may be made by a person then currently serving as a Director for the next succeeding Plan Year no later than the preceding December 31st.

Section 10. Manner of Electing Deferral
---------------------------------------

A participant may elect to defer compensation by giving written notice to the Secretary of the Company on a form provided by the Company, which notice shall include the amount to be deferred, the accounts to which such amounts are to be allocated and the percentage (in increments of 10%) of such amounts to be allocated to each account, the period of deferral, and the form of payment, including the number of installments.

Section 11. Effect of Election
------------------------------

An election to defer compensation shall be irrevocable once the Plan Year to which it applies has commenced, and may be revoked or modified only upon demonstration of substantial and prolonged hardship and with the concurrence of the Compensation Committee of the Board of the Company. An election covering more than one Plan Year may be revoked or modified with respect to Plan Years not yet begun by notifying the Secretary of the Company in writing at least fifteen (15) days prior to the commencement of such Plan Year.


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Section 12. Participant's Rights Unsecured
------------------------------------------

The right of any participant to receive future payments under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

Section 13. Statement of Accounts
---------------------------------

Statements will be sent to each participant each year as to the value of the participant's deferred compensation accounts as of the end of the preceding December.

Section 14. Assignability
------------------------

No right to receive payments hereunder shall be transferable or assignable by a participant, except by will or by the laws of descent and distribution. The participant may not sell, assign, transfer, pledge or otherwise encumber any interest in the participant's deferred compensation account and any attempt to do so shall be void against, and shall not be recognized by, the Company.

Section 15. Administration
--------------------------

The Compensation Committee of the Board will determine the plan administrator, who together shall have the authority to adopt rules and regulations for carrying out the Plan and interpret, construe and implement the provisions of the Plan.

Section 16. Amendment
---------------------

The Plan may at any time or from time to time be amended, modified or terminated by the Company. No amendment, modification or termination shall, without the consent of the participant, adversely affect accruals in such participant's deferred compensation account.